                                                                   EXHIBIT 10.38

                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT (this "Lease") is dated as of the close of business on the 27th of February, 1998 by and between HOWARD S. LEIGHT, an individual (hereinafter referred to as "Landlord"), and BACOU USA SAFETY, INC., a Delaware corporation (hereinafter referred to as "Tenant").

                               W I T N E S S E T H

                                    ARTICLE I
                                 GRANT AND TERM
                                 --------------

SECTION 1.01  LEASED PREMISES

     Landlord demises and leases to Tenant, and Tenant rents from Landlord, the premises situated at 21 Spiral Drive, Florence, Boone County, Kentucky and as more fully described in EXHIBIT A attached hereto and incorporated herein by reference (hereinafter referred to as the "Leased Premises").

SECTION 1.02  TERM

     The term of this Lease shall commence on the close of business on the 27th day of February, 1998 and end on the 28th day of February, 2003 (hereinafter referred to as the "Initial Term").

SECTION 1.03  OPTION TO RENEW

     So long as no Event of Default has occurred and is continuing, Landlord grants to Tenant two (2) successive options to extend the term of this Lease for a period of five (5) years each, from March 1, 2003 through February 29, 2008 (the "First Extended Term") and from March 1, 2008 to February 28, 2013 (the "Second Extended Term"). Tenant may exercise Tenant's option to extend the term of this Lease for the First Extended Term by giving notice of such exercise on or before September 1, 2002 and may exercise Tenant's option to extend the term of this Lease for the Second Extended Term by giving notice of such exercise on or before September 1, 2007. If an Event of Default has occurred and is continuing on the date on which Tenant is required to give notice of its exercise of Tenant's option to extend the term set forth above or on the commencement date of the First Extended Term or the Second Extended Term, as the case may be, then Tenant shall not have the right to extend the term of the Lease. The First Extended Term and the Second Extended Term shall be subject to all the other terms of the Lease except for the monthly rent which shall be adjusted upon the commencement of each of the First Extended Term and the Second Extended Term in accordance with Section 2.04 hereof.


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                                   ARTICLE II
                                      RENT
                                      ----

SECTION 2.01  RENT

     Tenant covenants to pay Landlord during the term of this Lease, on or before the first day of each month in advance at the place for service of notice to Landlord as hereinafter provided or at such other place as Landlord may direct, rent in the amount of $8,333 per month; PROVIDED, HOWEVER, that this rent shall be adjusted on the annual anniversary of the date of this Lease to the extent necessary to reflect any increase in the Consumer Price Index (All Products) for the region in which the Leased Premises are located. In no event shall the rent charged hereunder be decreased from rent charged for the preceding lease year.

SECTION 2.02  SECURITY DEPOSIT

     Tenant shall deposit (the "Security Deposit") with Landlord upon execution hereof an amount equal to one (1) month's rent as security for Tenant's faithful performance of Tenant's obligations hereunder. The Security Deposit shall not earn interest for the benefit of Tenant. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit. If the rent is adjusted pursuant to Sections 2.01 or 2.04 hereof, then Tenant shall deposit with Landlord on the date which Tenant is required to make the first payment of adjusted rent an amount equal to the increase in the rent so that at all times the amount of the Security Deposit is equal to one month's rent.

SECTION 2.03  LATE CHARGE

     Tenant agrees to pay as additional rent, a late charge for the use of said Leased Premises in an amount equal to five (5%) percent of any payment of rent required under Section 2.01 hereof which is not received by Landlord within five
(5) days after written notice to Tenant that such rent is due. Such additional rent shall be paid as compensation for Landlord's additional administrative expenses incurred because of Tenant's failure to pay such rent as required by
Section 2.01 or Section 2.04 hereof.

SECTION 2.04  RENT FOR EXTENDED TERMS

     Landlord and Tenant shall negotiate the rent for each of the First Extended Term and the Second Extended Term in good faith. In the event that Landlord and Tenant cannot negotiate a mutually agreeable rent by October 1, 2003 with respect to the First Extended Term and October 1, 2008 with respect to the Second Extended Term, then Landlord and Tenant shall each select an appraiser within ten (10) days. The appraisers shall then select a third appraiser and the three appraisers shall have thirty (30) days to determine the fair market rent for the Leased Premises. The rent for each of the First Extended Term and the Second Extended Term shall be equal to the greater of the fair market rent determined by the appraisers and the rent for the last year of the Initial Term or the First Extended Term, as the case may be.




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                                   ARTICLE III
                          CONDUCT OF BUSINESS BY TENANT
                          -----------------------------

SECTION 3.01  USE OF PREMISES

     Tenant agrees that the Leased Premises shall be used and occupied in a manner reasonably necessary to the furtherance of Tenant's business and other purposes as may be incidental thereto.

SECTION 3.02  SUBLETTING

     The Leased Premises may not be sublet in whole or in part without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall have the right to sublet the Leased Premises to any affiliate of Tenant or to any party acquiring all or substantially all of the assets of the Howard Leight Division of Tenant. Should Landlord be requested to review any request for subletting, Tenant agrees to pay to Landlord the sum of $500 as attorney's fees to review any such request.

SECTION 3.03  ASSIGNMENT

     This Lease and any interest therein of Tenant may not be assigned in whole or in part without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to any affiliate of Tenant or to any party acquiring all or substantially all of the assets of the Howard Leight Division of Tenant. Tenant shall also have the right, without the prior written consent of Landlord, to collaterally assign this Lease or grant a leasehold mortgage or deed of trust with respect to the Lease to any institutional lender extending credit to Tenant or to any affiliate of Tenant. In connection with any such financing, Landlord agrees to execute and deliver a landlord's consent and waiver containing such terms as any such lender may reasonably require, including, without limitation, a waiver of any liens on the personal property of Tenant and an undertaking by Landlord to recognize any such lender as the tenant under this Lease in the event that such lender succeeds to the rights of Tenant hereunder. Any financing of the Lease or any assignment of the Lease shall be subject to and subordinate to the leasehold estate created by this Lease. Notwithstanding any assignment of this Lease by Tenant, Tenant shall not be relieved from any obligations of Tenant hereunder. Should Landlord be requested to review any request for assignment, Tenant agrees to pay to Landlord the sum of $500 as attorney's fees to review any such request.

SECTION 3.04  ACCEPTANCE OF LEASED PREMISES

     Tenant has inspected the Leased Premises and accepts them "as is" and "where is."




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SECTION 3.05  ACCEPTANCE OF BUSINESS PARK REQUIREMENTS

     It is expressly understood by Tenant that the Leased Premises are part of a business park development currently known as Turfway Business Park (the "Park"). This Lease shall be subject and subordinate to those certain Protective Covenants for Turfway Business Park which have been recorded with the Boone County Clerk and to the by-laws, rules and regulations of the Park (collectively referred to herein the "Park Documents"). It is understood that such rules and regulations may be amended from time to time. Tenant agrees to comply with all the requirements of the Park Documents, as amended, including the payment of any charges which are required thereunder. Such charges shall be considered as additional rent.

                                   ARTICLE IV
                                   ALTERATIONS
                                   -----------

SECTION 4.01  ALTERATIONS

     Tenant shall make no material alterations (including additions) in or to the Leased Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In applying for such consent, Tenant shall furnish plans and specifications in reasonable detail. Any alterations made shall be and remain the property of Landlord. All alternations must be approved in accordance with the requirements of the Park Documents and any governmental agency having jurisdiction over the Leased Premises. Prior to any construction, Tenant shall furnish proof of such compliance to Landlord.

                                    ARTICLE V
                              TENANT'S OBLIGATIONS
                              --------------------

SECTION 5.01  TRIPLE NET LEASE

     Except as otherwise provided herein, this Lease, for all purposes and at all times, shall be deemed and construed to be a "triple net" lease and Tenant shall pay all rent, taxes, utilities, repairs and maintenance expenses, and insurance payments due hereunder, and shall pay and save and hold Landlord harmless from any and all liabilities, charges, repairs, maintenance, assessments, impositions, or expenses or deductions of any kind and nature whatsoever against the Leased Premises including all charges due under the Park Documents and the Joint Maintenance and Access Agreement dated as of November 3, 1997 by and between TRP Associates and Landlord recorded with the Boone County Clerk.

SECTION 5.02  MAINTENANCE BY TENANT

     Tenant will promptly perform any maintenance or repair becoming necessary upon the building (the "Building") and the improvements which are a part of the Leased Premises, which shall include maintenance or repair of all partitions, doors, fixtures, equipment and appurtenances thereof (including glass and window moldings, lighting, heating and plumbing fixtures, and any air conditioning systems). Notwithstanding anything in this Lease to the




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contrary, Landlord shall be responsible for the payment of any and all reasonable costs incurred by Tenant in connection with the performance of the maintenance, repairs and replacements of a structural nature to the Building except to the extent that any such damage shall occur as a result of Tenant's gross negligence or intentional misuse of the structural components of the Building.

SECTION 5.03  DISCHARGE OF MECHANIC'S LIEN

     Tenant shall promptly pay all contractors and materialmen so as to minimize the possibility of a lien attaching to the Leased Premises, and should any lien be made or filed, Tenant shall bond against or discharge the same within ten
(10) days after written request by Landlord.

SECTION 5.04  SURRENDER

     At the termination of this Lease, Tenant shall surrender the Leased Premises in good condition and repair, reasonable wear and tear and damage by fire, casualty or condemnation excepted. If, at the termination of this Lease, the Leased Premises have been damaged by fire, casualty or condemnation, then Tenant shall pay any insurance or condemnation proceeds received by Tenant as a result of such damage less its reasonable costs of collecting such proceeds or assign its rights to any insurance or condemnation proceeds payable to Tenant as a result of such damage and pay Landlord an amount equal to the deductible under any applicable insurance policy.

SECTION 5.05  ULTRAHAZARDOUS ACTIVITY

     Tenant shall not engage in any ultrahazardous activity at the Leased Premises during the term of this Lease.

SECTION 5.06  INDEMNIFICATION BY TENANT

     Except to the extent that Landlord is covered by insurance, Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by the gross negligence or willful misconduct of Tenant, Tenant's agents, contractors, employees, servants, lessees or concessionaires. In case Landlord shall, without fault on Landlord's part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord in connection with such litigation.

SECTION 5.07 INDEMNIFICATION BY LANDLORD

     Except to the extent that Tenant is covered by insurance, Landlord will indemnify Tenant and save Tenant harmless from and against any and all claims, actions, damages, liability and




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expense in connection with the loss of life, personal injury, and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises, or the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by the gross negligence or willful misconduct of Landlord, Landlord's agents, contractors, employees, servants, lessees or concessionaires. In case Tenant shall, without fault on Tenant's part, be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Tenant in connection with such litigation.

SECTION 5.08 UTILITY CHARGES

     Tenant shall be solely responsible for, and shall promptly pay, all charges for heat, sewer, water, gas and electricity, and any other utility used or consumed in or for the Leased Premises during the term hereof.

SECTION 5.09 WASTE OR NUISANCE

     Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any person owning or occupying real estate adjacent to the Leased Premises.

SECTION 5.10 GOVERNMENTAL REGULATIONS

     Tenant shall, at Tenant's sole cost and expense, comply with all of the requirements of all county, municipal, state, federal, and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the Leased Premises, and shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

SECTION 5.11 TAXES

     Tenant shall pay when due as additional rent hereunder, all property taxes assessed against the Leased Premises and any increases in tax rates and assessments and any and all other assessments and charges of whatsoever nature relating to the Leased Premises. Tenant agrees to furnish to Landlord copies of all paid tax bills upon written request by Landlord.

SECTION 5.11 INSURANCE

     Tenant, at Tenant's sole cost and expense, for the mutual benefit of Landlord and Tenant, shall maintain a policy or policies of general public liability insurance against claims for personal injury or death or property damage occurring upon, in or about the Leased Premises. Such policy or policies shall have limits of liability of not less than One Million Dollars ($1,000,000) for personal injury or death of any one person, not less than One Million Dollars ($1,000,000) for any one incidence and not less than Five Hundred Thousand Dollars ($500,000) for property damage. Tenant shall insure the Building against loss or damage by fire and such other perils as




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may be covered by the usual extended coverage endorsement to the standard fire insurance policy in an amount equal to one hundred percent (100%) of the full replacement cost of the Building. Tenant shall maintain property damage insurance in an amount sufficient to fully reimburse Tenant for all damage or destruction to Tenant's personal property kept at the Leased Premises.

                                   ARTICLE VI
                                 QUIET ENJOYMENT

SECTION 6.01 QUIET ENJOYMENT

     Upon payment by Tenant of the rent herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject nevertheless to the terms and conditions of this Lease.

                                   ARTICLE VII
                                DEFAULT OF TENANT

SECTION 7.01 DEFAULT AND RIGHT TO RE-ENTER

     (a) If any of the following events (each an "Events of Default") shall occur:

           (i) Tenant shall fail to pay rent when due, which failure shall remain uncured within ten (10) days after written notice of such deficiency or delinquency;

           (ii) Tenant shall fail to comply with any of the other terms, covenants or conditions of this Lease or the Park Documents for a period of thirty (30) days after written notice from Landlord; PROVIDED, HOWEVER, if Tenant shall have commenced and be diligently pursuing a cure within ten
     (10) days of such notice and Tenant shall be delayed in completing such cure within such thirty (30) day period as a result of a force majeure event, then so long as Tenant shall continue to diligently attempt to cure such failure, such thirty (30) day period shall be extended for a maximum of ninety (90) days before such failure to comply shall constitute an Event of Default;

           (iii) Tenant shall abandon the Leased Premises before the end of the term of this Lease;

           (iv) the filing by or against Tenant of any proceeding in bankruptcy or under any state or Federal law relating to the relief of debtors, or the appointment of a receiver of any of Tenant's property so as to affect the fulfillment of Tenant's obligations hereunder; PROVIDED, HOWEVER, in the event that an involuntary bankruptcy proceeding is


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     filed against Tenant, Tenant shall have one hundred twenty (120) days in which to have such proceeding dismissed before the same shall constitute an Event of Default; or

           (v) Tenant shall be adjudicated a bankrupt or insolvent according to law, or if a creditor shall obtain an assignment of or attachment of or levy on Tenant's interest herein, which assignment, attachment, or levy shall not have been relieved or removed within one hundred twenty (120) days;

then and in any of said cases Landlord may terminate this Lease without further notice to Tenant and lawfully enter onto the Leased Premises and repossess the same as of the former estate of Landlord, expel Tenant and those claiming under and through Tenant, remove Tenant's effects, without being guilty in any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of Rent or breach of covenants. Landlord shall make a commercially reasonable effort to lease the Leased Premises or portion thereof, in any such case of an Event of Default.

     (b) If an Event of Default shall have occurred and be continuing at the time of the delivery of the Termination Notice (as defined below), Landlord shall have the right at Landlord's election to give Tenant written notice (the "Termination Notice") of Landlord's intention to terminate this Lease on the date specified in the Termination Notice. Thereupon, this Lease and the estate hereby granted shall terminate on such date as completely and with the same effect as if such date were the date fixed herein for the expiration of the term of this Lease and all rights of Tenant hereunder shall terminate, but Tenant shall remain liable as provided herein.

     (c) If an Event of Default shall have occurred and be continuing at the time of the delivery of the Possession Notice (as defined below), Landlord shall have the immediate right, whether or not this Lease shall have been terminated pursuant to Section 7.01(b), at Landlord's election, to give Tenant written notice (the "Possession Notice") of Landlord's intent to (i) re-enter and repossess the Leased Premises or any part thereof by force (except as prohibited by law), summary proceedings, ejections or otherwise and/or (ii) remove all persons and property therefrom, Tenant hereby expressly waiving any and all notices, other than the Possession Notice, to quit, cure or vacate provided by current or any future law. Landlord shall be under no liability by reason of any such re-entry, repossession or removal. No such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless the Termination Notice has been given to Tenant pursuant to Section 7.01(b).

     (d) At any time or from time to time after the repossession of the Leased Premises or any part thereof pursuant to Section 7.01(c), whether or not the Lease shall have been terminated pursuant to Section 7.01(b), Landlord may (but shall be under no obligation to) relet the Leased Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant (except as otherwise required herein), for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) and for such uses Landlord, in Landlord's reasonable discretion, may determine, and




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Landlord may collect and receive any rents payable by reason of such reletting.
So long as Landlord exercises commercially reasonable efforts, Landlord shall not be responsible or liable for any failure to relet the Leased Premises or any part thereof or for any failure to collect any rent due upon any such reletting.

     (e) No termination of this Lease pursuant to Section 7. 01(b), by operation of law or otherwise, and no repossession of the Leased Premises or any part thereof pursuant to Section 7.01(c) or otherwise, and no reletting of the Leased Premises or any part thereof pursuant to Section 7.01(d) shall relieve Tenant of Tenant's liabilities and obligations hereunder, all of which shall survive such termination, repossession or reletting.

     (f) In the event of any such termination or repossession, Tenant will pay to Landlord the rent required to be paid by Tenant to and including the date of such termination or repossession; and, thereafter, Tenant shall, until the end of what would have been the term of this Lease in the absence of such termination or repossession, and whether or not the Leased Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages: (i) the rent which would be payable under this Lease by Tenant (including, without limitation, taxes, insurance, charges under the Park Documents and expenses and costs to repair and maintain the Leased Premises) in the absence of such termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 7.01(d), after deducting from such proceeds all Landlord's reasonable expenses incurred in connection with such reletting (including, without limitation, all reasonable repossession costs, commissions, attorneys' fees and expenses, employees' expenses, alteration costs and expense of preparation for such reletting). Tenant will pay such current damages on the days on which the rent would have been payable under this Lease in the absence of such termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

     (g) Notwithstanding anything to the contrary stated herein, if an Event of Default shall have occurred and be continuing, whether or not Tenant shall have abandoned the Leased Premises, Landlord may elect to continue this Lease in effect for so long as Landlord does not terminate this Lease pursuant to Section 7.01(b) and Landlord may enforce all of Landlord's rights and remedies hereunder including without limitation the right to recover all rent payable hereunder as the same become due.

     (h) In addition to the foregoing remedies, Landlord may elect to terminate this Lease and recover from Tenant the present value at the time of award by the court having jurisdiction thereof (determined using the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%)), of the amount by which the unpaid rent called for herein for the balance of what would have been the term of this Lease in the absence of such termination, after the time of such award, exceeds the amount of the fair market rental value for the same period.



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     (i)   Except as set forth in this Section 7.01, or as available to Landlord in equity, Landlord shall have no other legal remedies against Tenant upon the occurrence and continuance of an Event of Default.

                                  ARTICLE VIII
                                     GENERAL
                                     -------

SECTION 8.01 NOTICES

     All notices, demands and requests hereunder shall be in writing and shall be given by United States registered or certified Mail, or by overnight delivery to:

     To Landlord:

                 Howard S. Leight
                 6000 Cavalleri Road
                 Malibu, California 90265

     with a copy to

                 Murray D. Fischer, Esq.
                 433 North Camden Drive, Suite 888
                 Beverly Hills, California 90210

     To Tenant:

                 Bacou USA Safety, Inc.
                 c/o Bacou USA, Inc.
                 10 Thurber Boulevard
                 Smithfield, Rhode Island 02917
                 Attention: Philip B. Barr, Jr., Esq.

     with a copy to:

                 Edwards & Angell
                 2700 Hospital Trust Tower
                 Providence, RI 02903
                 Attention: Richard M.C. Glenn, III, Esq.

or such other address as may be designated in writing by the parties hereto.

SECTION 8.02 WAIVER

     The waiver by Landlord of any breach of any term, covenant or conditions herein contained shall not be deemed to be a waiver of such term, covenant or condition or any



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subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord.

SECTION 8.03 GOVERNING LAW

     This Lease shall be governed by the laws of the Commonwealth of Kentucky.

SECTION 8.04 AMERICANS WITH DISABILITIES ACT

     It shall be the responsibility of Tenant to comply, at its expense, with the obligations imposed by the Americans with Disabilities Act of 1990 (the "ADA") with respect to the Leased Premises and Tenant's employees and operation. These obligations include, but are not limited to, responsibilities under Title I and III of the ADA and the regulations thereunder, for making readily achievable changes to remove architectural barriers in the Leased Premises, for providing required auxiliary aids and services, for making reasonable modifications to Tenant's policies, practices and procedures, and for insuring that, to the maximum extent feasible, all alterations to the Leased Premises are readily accessible to individuals with disabilities and are in compliance with the ADA accessibility guidelines. Tenant shall defend and indemnify Landlord against all claims, losses, expenses and liabilities arising from any alleged discrimination on the basis of disability and the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Leased Premises.

SECTION 8.05 ENVIRONMENTAL

     A. Landlord warrants and represents that any use, storage, treatment or transportation of Hazardous Substances (as defined in paragraph C below) which has occurred in or on the Leased Premises prior to the date hereof has been in compliance with all applicable federal, state, and local laws, regulation and ordinances. Landlord additionally warrants and represents that no release, leak, discharge, spill disposal or emission of Hazardous Substances has occurred in, on or under the Leased Premises and that the Leased Premises is free of Hazardous Substances as of the date hereof.

     B. Landlord and Tenant, each respectively agree to indemnify and hold harmless Tenant and Landlord, as the case may be, from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, any and all sums paid for settlement of claims, consultant and expert fees) arising during or after the term of this Lease from or in connection with the presence or suspected presence of Hazardous Substances in or on the Leased Premises, unless the Hazardous Substances are present solely as a result of the negligence, willful misconduct or other acts of Tenant or Landlord (which, for purposes of this paragraph, shall be deemed to include Howard S. Leight & Associates, Inc., a California



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corporation), or of Tenant's or Landlord's agents, employees, contractors or invitees, as the case may be. Without limitation of the foregoing, this indemnification shall include any and all costs incurred due to any investigation of the Leased Premises or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision, unless the Hazardous Substances are present solely as a result of the negligence, willful misconduct or other acts of Tenant or Landlord, or of Tenant's or Landlord's agents, employees, contractors, or invitees. This indemnification shall specifically include, but shall not be limited to, any and all costs due to Hazardous Substances which flow, diffuse, migrate or percolate into, onto or under the Leased Premises after this Lease commences.

     C. "Hazardous Substances" shall mean any flammable or explosive materials, petroleum or petroleum products, oil, crude oil, natural gas or synthetic gas usable for fuel, radioactive materials, hazardous wastes or substances or toxic wastes or substances, including without limitation, any substances now or hereafter defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous material", "toxic materials", or "toxic substances" under any applicable federal, state or local laws or regulations now or hereafter in effect.

SECTION 8.06 HOLDING OVER

     At the end of the term, or any extension, if Tenant holds over for any reason, it is hereby agreed that in the absence of a written Agreement to the contrary that tenancy shall be for month-to-month only and not a renewal of this Lease, nor an extension for any further term. In that case, Tenant shall pay base rent in an amount equal to 125% of the last base rent payable prior to the end of the term or any extension, plus any and other expenses and/or additional rents as called out for in the Lease Agreement, and it is agreed that the month-to-month tenancy shall be subject to every other term, covenant, and condition contained in the Lease except for the option or lease extension. Tenant also agrees to pay all damages sustained by Landlord by reason of such retention, including direct, indirect and consequential damages.

SECTION 8.07 CASUALTY

     (a) If less than twenty (20%) of the Building is damaged by fire or other casualty and (i) such damage cannot be repaired within one hundred twenty (120) days of the date of such fire or other casualty or (ii) if such fire or other casualty is not covered by an insurance policy of either Tenant or Landlord, then either Landlord or Tenant shall have the right to terminate this Lease; PROVIDED, HOWEVER, either Landlord or Tenant at its option may elect to cause the Leased Premises to be repaired provided that such repairs can be completed within a reasonable period of time and, if either party so elects, the this Lease shall continue in full force and effect. In the event that Landlord or Tenant elects to repair the Leased Premises, then the electing party shall give written notice to the other party of its election to do so within thirty (30) days from the date of the fire or other casualty. During any such period of repair or restoration, base rent shall be adjusted to reflect the extent of the damage to the Leased Premises.

     (b) If twenty percent (20%) or more of the Building is damaged by fire or other casualty and if such fire or other casualty is covered by an insurance policy of either Tenant or Landlord and the damage may be repaired or restored within two hundred forty (240) days after commencement of the repair or restoration, then Landlord shall diligently proceed to repair and restore the Leased Premises provided that the insurance proceeds are turned over to Landlord. If Landlord determines that the Leased Premises cannot be repaired or restored within that period, then Landlord or Tenant shall have the right to terminate this Lease by written notice to the other given within thirty (30) days after the date of such damage. During any such period of repair or restoration, base rent shall be adjusted to reflect the extent of the damage to the Leased Premises.

     (c) In the event that there is no insurance and there is a total destruction of the Building, either party may terminate this Lease by giving the other party thirty (30) days written notice from the date of the destruction. Should neither party terminate this Lease and either party elect to rebuild the Building and the Building can be rebuilt within two hundred forty (240) days from the date of commencement of construction, then the Lease shall continue in full force and effect except that base rent shall be abated during the construction period. Upon total destruction of the Building, Tenant's obligation to pay rent and other charges under this Lease shall terminate as of the date of the damage or destruction or as of the date Tenant ceases to do business at the Leased Premises whichever date is later.

     (d) All repairs and restorations of the Leased Premises shall be done in accordance with all applicable building and zoning codes then in effect.

SECTION 8.08 CONDEMNATION

     If the whole or a substantial part of the Leased Premises shall be taken under the power of eminent domain, or shall be conveyed to a governmental agency to avoid such taking, and such taking shall cause the remaining Leased Premises to be unsuitable and inadequate for use by Tenant for the purposes for which the Leased Premises were leased, Tenant shall have the option to terminate this Lease on the date Tenant is required to yield possession. If a part of the Leased Premises shall be taken but the remaining portion of the Leased Premises is in Tenant's reasonable opinion adequate for Tenant's use, then this Lease shall terminate as to the part taken or conveyed on the date Tenant shall yield possession, and Landlord shall make such repairs and alterations as may be necessary to make the part not taken usable, and the rent payable hereunder shall be reduced in proportion to the part of the Leased Premises taken. All compensation awarded for such taking of the fee and leasehold shall belong to and be, the property of Landlord without any deduction therefrom for any present or future estate of Tenant and Tenant hereby assigns to Landlord all Tenant's right, title and interest to any such award. Notwithstanding the foregoing, Tenant shall have the right to recover from the condemning authority, but not from Landlord, such compensation as may be specifically awarded to Tenant on account of interruption of Tenant's business, for moving and relocation expenses, and for depreciation to and removal of Tenant's goods and trade fixtures.

SECTION 8.09 NON-DISTURBANCE

     If Landlord grants any mortgage or deed of trust with respect to the Leased Premises, Landlord shall furnish a non-disturbance agreement in favor of Tenant pursuant to which the holder of such mortgage or deed of trust agrees not to disturb the possession of the Leased Premises by Tenant so long as Tenant performs Tenant's obligations hereunder.

SECTION 8.10 NOTICE OF LEASE

     Upon the request of either party, Landlord and Tenant each agree to execute and deliver a notice of this Lease complying with the requirements of applicable law and record such notice of lease with the appropriate recording office.

SECTION 8.11 SUCCESSORS AND ASSIGNS

     This Lease shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereto.

SECTION 8.12 ENTIRE AGREEMENT

     This Lease contains the entire and only agreement between the parties with respect to the Leased Premises and the subject matter hereof, and no oral statements or any prior written matter not contained in this Lease shall have any force or effect. This Lease shall not be modified in any way except by writing signed by both parties.

SECTION 8.13 CAPTIONS FOR CONVENIENCE

     The captions of the articles and sections of this Lease are for convenience only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the terms and conditions of this Lease.

SECTION 8.14 SEVERABILITY

     If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 8.15 DUPLICATE COUNTERPARTS

     This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument.

SECTION 8.16 ATTORNEY'S FEES

     In the event any dispute arising out of this Lease shall result in a lawsuit, all costs and expenses (including reasonable attorney's fees) incurred by the prevailing party in connection therewith shall be reimbursed by the other party.

     IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.


                                     Landlord:


                                     /s/ Howard S. Leight
                                     ----------------------------
                                     Howard S. Leight


                                     Tenant:

                                     BACOU USA SAFETY, INC.


                                     By: /s/ W. Stepan
                                         ------------------------
                                         Print Name: W. Stepan
                                         Title: President

                                    EXHIBIT A

                         DESCRIPTION OF LEASED PREMISES



     That certain parcel of land situated on the westerly side of Spiral Drive in Florence, Kentucky and being all of Lot 5, Phase L, Turfway Business Park as described in Plat Slide 422-B of the Boone County Clerk's records at Burlington, Kentucky and containing approximately 1.824 acres and all the improvements situated thereon, including, without limitation, a building containing approximately 20,000 square feet.

     The Leased Premises are leased together with the benefit of and subject to all easements, limitations, conditions and restrictions of record, including, without limitation, the Protective Covenants for Turfway Business Park and the Joint Access and Maintenance Agreement by and between TRP Associates and Landlord dated as of November 3, 1997.